UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event Reported): May 20, 2005

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

Nurescell Inc.

914 Westwood Boulevard, Suite 809, Los Angeles, California 90024

(Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

House of Taylor Jewelry, Inc. (the “Company”), hereby amends and restates Item 9.01 (a) and (b) of its Current Report on Form 8-K dated May 20, 2005 (initially filed with the Commission on May 26, 2005 and as amended on June 9, 2005) to include the Financial Statements of Businesses Acquired and the Pro forma Financial Information.  This Form 8-K/A contains only the section of the Form 8-K which is being amended. The sections of the Company’s 8-K as originally filed and as amended which are not included herein are unchanged and continue in full force and effect as originally filed.

Item 9.01    Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

(b)

Pro forma Financial Information.

House of Taylor Jewelry, Inc. and Global Jewelry Concepts, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements
Introduction	F-13
Balance Sheet at March 31, 2005	F-14
Statements of Operations for the three months ended March 31, 2005 and the year ended December 31, 2004	F-15
Notes	F-16

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005	House of Taylor Jewelry, Inc. (Registrant)
/s/ Jack Brehm
Jack Brehm Chief Financial Officer (Principal Financial and Accounting Officer)

2

Tech Line Jewelry, Inc.

Financial Statements

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Tech Line Jewelry, Inc.

West Hollywood, California

We have audited the accompanying balance sheet of Tech Line Jewelry, Inc. as of December 31, 2004, and the related statements of income and shareholder's equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tech Line Jewelry, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the two years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California

May 23, 2005

Tech Line Jewelry, Inc.
Balance Sheets
	December 31,	March 31,
	2004	2005
ASSETS		(unaudited)
Current assets
Cash and cash equivalents	$1,252,856	$1,010,603
Accounts receivable - trade, net of
allowance of $250,000	1,827,923	1,316,644
Inventory	2,197,538	2,567,825
Due from related party	56,450	56,450
Prepaid expenses	7,300	7,300
Total current assets	5,342,067	4,958,822

Property and equipment, less accumulated
depreciation and amortization	137,499	129,514
Other assets - deposits	10,265	10,265
Total Assets	$5,489,831	$ 5,098,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$ 600,000	-
Accounts payable	2,030,846	$2,765,478
Deferred rent expense	25,000	27,000
Accrued liabilities	120,212	98,998
Due to stockholder	11,844	-
Total current liabilities	2,787,902	2,891,476

Stockholders' equity:
Common stock, no par value -
authorized 1,000,000 shares,
to be issued 30,000 shares	30,000	30,000
Less due from stockholders	(95,000)	(151,000)
Additional paid-in capital	2,176,000	2,176,000
Retained earnings	590,929	152,125
Total stockholders' equity	2,701,929	2,207,125
Total liabilities and stockholders' equity	$5,489,831	$ 5,098,601

See accompanying notes.

Tech Line Jewelry, Inc.
Statements of Operations

	Year ended		Three Months ended
	December 31,		March 31,
	2004	2003	2005	2004
			(Unaudited)
Net sales	$6,417,421	$8,449,272	$1,058,782	$1,691,386

Cost of goods sold	4,244,390	5,737,345	810,432	1,134,548
Gross profit	2,173,031	2,711,927	248,350	556,838

Expenses:
Selling, shipping and general
and administrative	1,543,443	2,183,528	552,525	363,103
Interest	216,247	136,565	44,629	52,273
	1,759,690	2,320,093	597,154	415,376
Income (loss) before income
taxes	413,341	391,834	(348,804)	141,462
State income taxes	6,000	7,000	-	2,500
Net Income (loss)	$407,341	$384,834	($348,804)	$138,962

See accompanying notes.

Tech Line Jewelry, Inc.
Statements of Stockholders' Equity

				Additional
	Common Stock		Due from	Paid-in	Retained
	No. Shares	Amount	stockholders	Capital	Earnings	Total
Balance at December 31, 2002	30,000	$30,000	($30,000)	$-	$200,754	$200,754

Dividends	-	-	-	-	(192,000)	(192,000)

Advance to stockholder	-	-	(16,000)	-	-	(16,000)

Contribution of note payable	-	-	-	2,176,000	-	2,176,000
to stockholder

Net Income for the year
ended December 31, 2003	-	-	-	-	384,834	384,834

Balance at December 31,2003	30,000	30,000	(46,000)	2,176,000	393,588	2,553,588

Dividends	-	-	-	-	(210,000)	(210,000)

Advances to stockholders	-	-	(49,000)	-	-	(49,000)

Net Income for the year
ended December 31, 2004	-	-	-	-	407,341	407,341

Balance at December 31, 2004	30,000	30,000	(95,000)	2,176,000	590,929	2,701,929

Dividends (Unaudited)	-	-	-	-	(90,000)	(90,000)

Advances to stockholders
(Unaudited)	-	-	(56,000)	-	-	(56,000)

Net loss for the three months
ended March 31, 2005
(Unaudited)	-	-	-	-	(348,804)	(348,804)

Balance at March 31, 2005 (unaudited)	30,000	$30,000	($151,000)	$2,176,000	$152,125	$2,207,125

See accompanying notes.

Tech Line Jewelry, Inc.
Statements of Cash Flows
			Three months
	Year ended December 31,		ended March 31,
	2004	2003	2005	2004
			(Unaudited)
Operating Activities:
Net income (loss)	$407,341	$384,834	($348,804)	$138,962
Adjustments to reconcile net income (loss)
to net cash provided by (used in)
operating activities
Depreciation	23,158	14,579	7,985	3,645
Loss on abandonment of property
and equipment	20,735	-
Allowance for bad debts and returns	10,000	100,000		(50,000)
Changes in assets and liabilities
Accounts receivable	1,004,228	(732,831)	511,279	345,288
Inventory	94,268	(1,364,821)	(370,287)	(458,194)
Prepaid expenses, etc	14,985	(100)		528
Accounts payable	658,496	672,900	734,632	452,442
Deferred rent expense	25,000	-	2,000
Accrued liabilities	(78,308)	14,409	(21,214)	(146,659)
Net cash provided by (used in)
operating activities	2,179,903	(911,030)	515,591	286,012
Investing activities:
Additions to property and equipment	(144,802)	-	-	-
Net cash used in operating activities	(144,802)	-	-	-

Financing activities:
Increases (decrease) in line of credit	(1,150,000)	750,000	(600,000)	(550,000)
Issuance of common stock	-	30,000	-	-
Unpaid stock subscription	-	(30,000)	-	-
Increase in loans receivable from
stockholders	(49,000)	(16,000)	(56,000)	-
Advance to affiliate	(56,450)	-	-	-
Increase in loan from stockholder	11,844	-	(11,844)	-
Dividends	(210,000)	(192,000)	(90,000)	(70,000)
Net cash provided by (used in) financing
activities	(1,453,606)	542,000	(757,844)	(620,000)
Increase (decrease) in cash	581,495	(369,030)	(242,253)	(333,988)
Cash and cash equivalents:
At beginning of year	671,361	1,040,391	1,252,856	671,361
At end of year	$1,252,856	$671,361	$1,010,603	$337,373

Supplemental cash flow information:
Cash paid during period for:
Interest	58,847	37,565	4,270	16,493
Income taxes	5,000	8,880	-	5,772
Supplemental disclosure of non-cash financing activity:
In 2003 a stockholder contributed a note payable to him of $2,176,000 to the Company.

See accompanying notes.

Tech Line Jewelry, Inc.

Notes to Financial Statements

1.

Organization and business

The Company was organized in November 2001 in California. The Company designs and distributes fine jewelry principally to wholesale and retail companies in the United States. Substantially all the Company’s products are purchased from one manufacturer in China. In addition, the Company purchases its molds from a company in China. These vendors account for approximately 80% and 14% of cost of sales for 2004, respectively.

2.

Significant accounting policies

Interim financial statements

The accompanying unaudited financial statements at March 31, 2005 and for the three months ended March 31, 2005 and 2004 include all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year.

Estimates and assumptions

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States which requires management to make  estimates and assumptions that effect the accounting for and recognition of assets, liabilities, stockholders’ equity, revenue and expenses. Estimates and assumptions are made because certain information is dependent on future events. The most significant estimates used in preparing the financial statements are those relating to the collectibility of receivables and the market value used in valuation of inventory. Actual results could differ from those estimates.

Comprehensive income (loss)

For the year ended December 31, 2004 and for the three months ended March 31, 2005, comprehensive income consists only of net income and, therefore, a Statement of Other Comprehensive Income (Loss) has not been included in these financial statements.

Revenue recognition

The Company recognizes revenue upon shipment of products to customers except when products are shipped to customers on consignment. In the latter situation, revenue is recognized when the customers report sales of the products to the Company.

For the year ended December 31, 2004, two customers accounted for 17% and 10% of net sales. At December 31, 2004, approximately 31% and 12% of accounts receivable are from these two customers.

Tech Line Jewelry, Inc.

Notes to Financial Statements

2.

Significant accounting policies (continued)

Cash and cash equivalents

The Company considers all highly liquid debt instruments with original maturity dates of three months or less when purchased to be cash equivalents. At December 31, 2004, there were no cash equivalents. The Company maintains its cash in bank deposits which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Inventory

Inventory consists principally of finished products and is stated at the lower of cost (first-in, first-out) or replacement market.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized. Minor replacements, maintenance and repairs are expensed.  Depreciation is provided on the straight-line basis over the estimated useful life (five years) of the related assets.

Income taxes

The Company has elected to be taxed under the provisions of Sub-Chapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and incurs a liability for California income taxes at the rate of 1 1/2%. The Company’s stockholders are liable for individual federal and California income taxes on the Company’s taxable income.

Recent accounting pronouncements

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company’s overall results of operations or financial position as the Company does not engage in these sorts of transactions.

Tech Line Jewelry, Inc.

Notes to Financial Statements

2.

 Significant accounting policies (continued)

Recent accounting pronouncements (continued)

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)”. The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position as the Company does not engage in these sorts of transactions.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share

Tech Line Jewelry, Inc.

Notes to Financial Statements

2.

Significant accounting policies (continued)

Recent accounting pronouncements (continued)

options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities filing as small business issuers will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued two Staff Positions, FSP 109-1 “Accounting for Income Taxes” to the tax deduction on Qualified Production Activities Provided by the American Job Creation Act of 2004.” And FSP FAS 109-2 “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision with the American Jobs Creation Act of 2004.” Neither of these pronouncements had a significant effect as the Company  does not participate in the related activities.

 In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections"      ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

Tech Line Jewelry, Inc.

Notes to Financial Statements

3.

Property and equipment

       Property and equipment at December 31, 2004 consists of:

Machinery and equipment	$13,891
Furniture and fixtures	92,318
Leasehold improvements	52,484
158,693
Accumulated depreciation	21,194
$137,499

4.   Line of credit

The line of credit provides for maximum borrowings based on a percentage of eligible receivables and inventory up to a maximum borrowing of $1,500,000. The loan agreement       requires, among other things, that the Company to maintain tangible net worth of not less      than $2,000,000 and to maintain a specified debt to net worth ratio. At December 31, 2004       and March 31, 2005 the Company was in compliance with the requirements.  Borrowings       bear interest at 1% above the bank’s reference rate (6 1/4% at December 31, 2004) are       guaranteed by the Company’s stockholders and are collateralized by substantially all assets of the Company. The agreement expires in July 2006.

5.

Accounts payable

Of the accounts payable, $2,017,960 (December 31, 2004) and $2,063,339 (March 31, 2005) is to one vendor for the purchase of molds for the manufacture of the Company’s products.  The terms provided for payment in three years without interest. Interest has been imputed at the rate of 8% a year. In April 2005, the Company settled the debt at a discount and will recognize a gain of approximately $1,000,000 in the second quarter of 2005.

     6.   Common stock

     The shares were subscribed for in 2003 and the shares were actually issued in January 2005.

     The subscription for the shares ($30,000) has not yet been paid and is included in advances to stockholders deducted from stockholders’ equity.

      7.   Lease Commitment

The Company leases its office under a lease which provides for minimum annual rent of starting at $123,000 a year and increasing 3% a year through March 2009 (total $654,000).   Rent expense is being accounted for using the straight-line method over the term of the lease. A stockholder has guaranteed payments under the lease.

 Rent expense was approximately $98,000 (2004) and $79,000 (2003).

Tech Line Jewelry, Inc.

Notes to Financial Statements

8.

Related party transactions

      Amounts due from stockholders and a related party are due on demand without interest.

      Amount due to stockholder is payable on demand with interest at 8% a year..

9.

Subsequent events

On May 20, 2005, the Company and others completed an Agreement and Plan of     Reorganization. The shareholders of the Company received a dividend from the Company of approximately $1,600,000 (which included a note for approximately $1,400,000), and exchanged all the issued and outstanding common stock for shares of a newly formed company and shortly thereafter exchanged these shares for shares of Nurescell Inc., an inactive public company which changed its name to House of Taylor Jewelry, Inc. (“HOTJ”). As a result of the transaction, the former shareholders of the Company own approximately 30% of the outstanding common stock of HOTJ.

House of Taylor Jewelry, Inc. and Global Jewelry Concepts, Inc.

Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements present the pro forma financial position and operating results assuming that the reverse merger of Global Jewelry Concepts, Inc. ("Global") and a subsidiary of House of Taylor Jewelry, Inc., an inactive public company ("HOTJ") had taken place as of January 1, 2004.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the merger.

The accompanying condensed consolidated pro forma financial statements should be read in conjunction with the historical financial statements of Tech Line Jewelry, Inc. - the only active and operating subsidiary of Global ("Tech Line") included at the end of this report and of HOTJ.

HOTJ and Global
Pro Forma Condensed Consolidated Balance Sheet (See Note 1)
March 31, 2005
			Adjustments
	Global	HOTJ	Number	Amount	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$1,010,603	$44,289	1	$500,000	$1,083,207
			1	(44,289)
			2	(302,396)
			3	(125,000)
Accounts receivable-net	1,316,644		2	250,000	1,566,644
Inventory	2,567,825				2,567,825
Due from related party	56,450		2	(56,450)	-
Prepaid expenses	7,300				7,300
Total current assets	4,958,822	44,289		221,865	5,224,976
Property and equipment - net	129,514				129,514
Other assets	10,265		3	250,000	260,265
Total Assets	$5,098,601	$44,289		$471,865	$5,614,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,765,478	-			$2,765,478
Deferred rent expense	27,000	-			27,000
Accrued liabilities	98,998	-			98,998
Note payable - related parties	-	-	2	$227,515	227,515
Due for purchase of intellectual
property	-	-	3	125,000	125,000
Note payable and accrued interest -
related party		$90,895		(90,895)	-
Total current liabilities	2,891,476	90,895		261,620	3,243,991

Note payable - related parties, less
current portion			2	1,137,575	1,137,575

Stockholders' equity
Common stock	30,000	133	1	(26,458)	3,675
Less due from stockholders	(151,000)		2	151,000	-
Additional paid-in capital	2,176,000	11,429,405	1	(11,205,080)	2,400,325
Retained earnings (deficit)	152,125		2	(1,322,936)	(1,170,811)
Treasury stock, at cost		(30,000)	1	30,000	-
Deficit accumulated during the
development stage		(11,446,144)	1	(44,289)	-
			1	11,490,433
Total stockholders' equity	2,207,125	(46,606)		(927,330)	1,233,189
Total liabilities and stockholders' equity	$5,098,601	$44,289		$471,865	$5,614,755

HOTJ and Global
Pro Forma Condensed Consolidated Statement of Operations (See Note 1)

Three months ended March 31, 2005
		Adjustments
	Global	Number	Amount	Pro Forma
Net sales	$1,058,782			$1,058,782

Cost of goods sold	810,432			810,432
Gross profit	248,350			248,350

Expenses:
Selling, shipping and general and administrative	552,525			552,525
Interest	44,629	4	27302	71931
	597,154		27302	624456
Net loss	($348,804)		($27,302)	($376,106)

Weighted average number of shares outstanding – basic and diluted				36,753,801

Net loss per share – basic and diluted				($0.01)

Year ended December 31, 2004

Net sales	$6,417,421			$6,417,421

Cost of goods sold	4,244,390			4,244,390
Gross profit	2,173,031			2,173,031

Expenses:
Selling, shipping and general and administrative	1,543,443			1,543,443
Interest	216,247	4	109,207	325,454
	1,759,690		109,207	1,868,897
Income before income taxes	413,341		(109207)	304,134

Provision for income taxes	6,000	5	115,000	121,000
Net income	$407,341		($224,207)	183,134

Weighted average number of shares outstanding – basic and diluted				36,753,801

Net income per share – basic and diluted				$0.00

HOTJ and Global

Notes to condensed pro forma financial statements

Note 1.  Basis of Presentation

Pro Forma Condensed Consolidated Balance Sheet

The pro forma balance sheet combines the historical balance sheets of HOTJ and Global's subsidiary (Tech Line) at March 31, 2005. The adjustments give effect to the conversion of HOTJ's debt to common stock and the expenditure of its cash for expenses and to its issuance of units for cash in a private placement. The adjustments also give effect to HOTJ's acquisition, for cash and debt, of a license for the use of intellectual property and to the sale by Global of its common stock. Further, the adjustments give effect to Tech Line's distribution of certain assets and issuance of a note to its then stockholders and the issuance by HOTJ of shares in exchange for all the issued and outstanding shares of Global.

Pro Forma Condensed Consolidated Statement of Operations

HOTJ is an inactive company and had no continuing operations during the periods. The historical operations are those of Tech Line.

Note 2.   Pro Forma Adjustments

The pro forma adjustments give effect to the accounting for the transaction as a reverse merger, whereby HOTJ was acquired by Global. As part of the transaction the following occurred:

1.

HOTJ sold 125,000 units which included 250,000 shares of common stock for $500,000, issued approximately 2,200,000 shares in exchange for debt and issued 33,150,000 shares to shareholders of Global and a finder. HOTJ's cash at March 31, 2005 was used to pay expenses to date of merger.

2.

Tech Line (which was an S corporation) distributed cash and related party receivables to its shareholders and issued notes aggregating $1,365,090, interest at 8% a year, payable in 12 quarterly installments starting October 2005 and the Company discharged shareholder obligations to the Company totaling $151,000. The shareholders have agreed that if any receivables at the date of the transaction remain past due after a specified period the note issued to shareholders may be reduced therefore, accordingly, the allowance for receivables has been eliminated.

3.

HOTJ acquired from a related party the rights to certain intellectual property for $250,000, of which $125,000 was paid and the balance payable in monthly installments through December 2005.

4.

Interest on the note payable to shareholders discussed in 2. above.

5.

Provision for federal and state income taxes as if Tech Line was a C corporation. Income tax effective rate differs from the expected statutory amount as follows:

Expected federal statutory rate	34.0%
Expected state statutory rate	1.5
Historical financial statements prior to
incorporation as C corporation	(34.0)
1.5%

6.

The weighted number of shares used in computing earnings or loss per share is based on the number of shares outstanding after giving effect to the conversion of HOTJ debt to stock and the issuance of shares in 1. above as if they took place at the beginning of the periods.